                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-48787 of Flowers Industries, Inc. on Form S-3 of our report dated May 15, 1996 on our audits of the financial statements of Sunshine Biscuits Inc. incorporated by reference in this Registration Statement of Flowers Industries, Inc. and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.


DELOITTE & TOUCHE LLP


Parsippany, New Jersey


April 2, 1998